Exhibit 99.1

Aerohive Networks Reports Record First Quarter 2016 Revenue,

Up 55% Year Over Year

SUNNYVALE, CA — May 4, 2016 — Aerohive Networks® (NYSE: HIVE), a leader in cloud networking and enterprise Wi-Fi, today announced financial results for its first quarter ended March 31, 2016.

Financial Summary

Total revenue for the first quarter of 2016 was $40.1 million, an increase of 55.4% compared with $25.8 million for the first quarter of 2015 and a decrease of 13.2% compared with $46.2 million for the fourth quarter of 2015. Software subscription and services revenue was $7.7 million, or 19% of total revenue for the quarter, compared with $5.3 million, or 21% of total revenue, for the first quarter of 2015.

For the first quarter of 2016, GAAP net loss was $12.5 million, compared with $15.8 million in the first quarter of 2015. GAAP gross margin was 66.8%, compared with 66.5% in the year-ago period.

Non-GAAP net loss for the first quarter of 2016 was $6.2 million, compared with $12.0 million in the first quarter of 2015. Non-GAAP gross margin was 67.5%, compared with 67.2% in the year-ago period.

A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“We’re pleased to deliver our fourth consecutive quarter of exceeding expectations on both the top and bottom line,” stated David Flynn, President and Chief Executive Officer. “We continue to see strong demand for our technology across our key verticals and remain on track to achieve non-GAAP operating profitability in 2016.”

Conference Call Information

Aerohive Networks will host a conference call and webcast for analysts and investors to discuss its first quarter 2016 results and outlook for its second quarter of 2016 at 2:00 pm Pacific Time today, May 4, 2016. The call may be accessed by dialing 1-888-428-9480 (toll free) or 1-719-325-2308 (international) and providing the passcode 2462136. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed at the same location after completion of the live call.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Aerohive Networks’ financial expectations and operating performance and expectations for continued momentum in 2016, including statements regarding our continuing to see strong demand for our technology across our key verticals and our belief that we remain on track to achieve non-GAAP operating profitability in 2016. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: our ability to continue to attract, integrate, retain and train skilled personnel, especially skilled R&D and sales personnel, in general and in specific regions, our ability to develop and expand our sales capacity and improve the effectiveness of our channel, our ability to improve our operating and sales execution, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, our ability to benefit from our participation in the E-Rate program, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, including pricing pressures, changes in the mix and selling prices of Aerohive products, technological change, product development delays, reliance on third parties to manufacture, warehouse and timely deliver Aerohive products or international operations, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, Aerohive’s limited operating history, particularly as a public company, Aerohive’s ability to make appropriate, timely and beneficial decisions as to when, how, and whether to purchase shares under the stock repurchase program, alternative uses of Aerohive’s capital and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Adjustments to Comparable Periods

Effective in the first quarter of 2016, Aerohive began to defer sales commission expense, recognizing sales commissions in the same period that the revenue is recognized.

Previously, Aerohive recognized sales commission expense in the period in which an order was booked. The comparable periods in the accompanying financial tables reflect this change.

Non-GAAP Financial Measures

Aerohive’s reported first quarter 2016 results include certain non-GAAP financial measures, including:

•	non-GAAP gross profit and non-GAAP gross margin;

•	non-GAAP product gross margin and non-GAAP software subscription and service gross margin;

•	non-GAAP operating expenses and non-GAAP functional expenses;

•	non-GAAP operating expenses percentage and non-GAAP functional expenses percentage;

•	non-GAAP operating loss and non-GAAP operating loss percentage; and

•	non-GAAP net loss and non-GAAP net loss per share.

The Company defines non-GAAP financial measures to exclude share-based compensation, adjustment to internal-use software amortization, and certain charges related to litigation.

The Company has included non-GAAP financial measures in this press release because the Company believes they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations, as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the expense related to stock-based compensation, which is an ongoing expense for the Company;

•	although amortization is a non-cash charge, the assets being amortized often will have to be replaced in the future, and non-GAAP net loss, and non-GAAP loss per share do not reflect any cash requirement for such replacements;

•	pending securities litigation may continue for an extended duration and excluding the associated expense does not reflect the impact on our ongoing operations over this period of the cash requirement to defend such litigation; and

•	other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges that are excluded from these non-GAAP measures.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Sunnyvale, CA. For more information, please visit http://www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” and “HiveManager” are registered trademarks of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon

(408) 769-6720

ir@aerohive.com

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
		(As Adjusted)
Revenue:
Product	$32,456	$20,480
Software subscription and services	7,672	5,337

Total revenue	40,128	25,817
Cost of revenue (1):
Product	10,439	6,808
Software subscription and services	2,903	1,828

Total cost of revenue	13,342	8,636

Gross profit	26,786	17,181

Operating expenses:
Research and development (1)	10,210	7,510
Sales and marketing (1)	21,068	18,495
General and administrative (1)	7,895	6,247

Total operating expenses	39,173	32,252

Operating loss	(12,387)	(15,071)
Interest income	119	14
Interest expense	(126)	(754)
Other income (expense), net	16	135

Loss before income taxes	(12,378)	(15,676)
Income tax provision	(145)	(108)

Net loss	$(12,523)	$(15,784)

Net loss per share, basic and diluted	$(0.25)	$(0.34)

Weighted-average shares used in computing net loss per share, basic and diluted	49,140,340	46,298,850

(1) Includes stock-based compensation as follows:
Cost of revenue	$272	$165
Research and development	1,345	986
Sales and marketing	1,768	1,497
General and administrative	1,511	1,174

Total stock-based compensation expense	$4,896	$3,822

AEROHIVE NETWORKS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
		(As Adjusted)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,388	$45,741
Short-term investments	44,750	46,593
Accounts receivable, net	20,884	22,824
Inventories, net	11,489	10,775
Prepaid expenses and other current assets	11,581	7,613
Deferred cost of goods sold	425	757

Total current assets	130,517	134,303
Property and equipment, net	8,541	9,156
Goodwill	513	513
Other assets	5,530	3,680

TOTAL ASSETS	145,101	147,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,493	$15,140
Accrued liabilities	17,475	11,856
Debt, current portion	20,000	—
Deferred revenue, current portion	27,707	27,893

Total current liabilities	79,675	54,889
Debt, long-term portion	—	20,000
Deferred revenue, non-current	32,565	31,369
Other liabilities	470	463

TOTAL LIABILITIES	112,710	106,721

STOCKHOLDERS’ EQUITY:

Common stock	50	49
Additional paid-in capital	235,982	231,289
Treasury stock	(785)	—
Accumulated other comprehensive gain (loss)	13	(61)
Accumulated deficit	(202,869)	(190,346)

Total stockholders’ equity	32,391	40,931

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$145,101	$147,652

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
		(As Adjusted)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,523)	$(15,784)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	896	619
Stock-based compensation	4,896	3,822
Other	123	296
Changes in operating assets and liabilities:
Accounts receivable	1,940	7,082
Inventories	(714)	(3,028)
Prepaid expenses and other current assets	(3,636)	410
Other assets	(350)	(110)
Accounts payable	(684)	2,543
Accrued liabilities	5,713	(343)
Other liabilities	7	(97)
Deferred revenue	1,010	1,650

Net cash used in operating activities	(3,322)	(2,940)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and intangible assets	(337)	(452)
Capitalized software development costs	—	(1,789)
Maturities and sales of short-term investments	4,200	—
Purchases of short-term investments	(2,406)	—
Investment in privately-held companies	(1,500)	—

Net cash used in investing activities	(43)	(2,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of vested stock options	108	342
Shares withheld for tax withholdings on vesting of restricted stock units	(311)	(545)
Payment to repurchase common stock	(785)	—
Proceeds from issuance of debt	—	10,000
Repayments of debt	—	(10,000)

Net cash used in financing activities	(988)	(203)

Net decrease in cash and cash equivalents	(4,353)	(5,384)
Cash and cash equivalents-beginning of period	45,741	98,044

Cash and cash equivalents-end of period	$41,388	$92,660

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
		(As Adjusted)
Net Loss Reconciliation:
GAAP net loss	$(12,523)	$(15,784)

Stock-based compensation adjustment to internal-use software amortization — Cost of revenue – Software subscription and services	35	—
Stock-based compensation — Cost of revenue – Product	17	32
Stock-based compensation — Cost of revenue – Software subscription and services	255	133

Total adjustment to Cost of Revenue	307	165

Stock-based compensation — Research and development	1,345	986
Stock-based compensation — Sales and marketing	1,768	1,497
Stock-based compensation — General and administrative	1,511	1,174
General and administrative:
One-time charges related to pending securities litigation	1,376	—

Total adjustment to Operating Expenses	6,000	3,657

Non-GAAP net loss	$(6,216)	$(11,962)

Basic and diluted net loss per share on a Non-GAAP basis	$(0.13)	$(0.26)

Weighted average shares used in computing non-GAAP basic and diluted net loss per share	49,140,340	46,298,850

The foregoing adjustments may also be relevant to evaluating the Company’s other non-GAAP final measures.